EXHIBIT 32

JOINT CEO/CFO CERTIFICATE REQUIRED PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Fortune Brands Home & Security, Inc. (the “Company”), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: November 1, 2013

/s/ Christopher J. Klein
Christopher J. Klein
Chief Executive Officer

/s/ E. Lee Wyatt, Jr.
E. Lee Wyatt, Jr.
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Brands Home & Security, Inc. and will be retained by Fortune Brands Home & Security, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.